                                                                   EXHIBIT 10.29


$4,570,551.27                                                      June 21, 1996


            FOR VALUE RECEIVED, I, we promise to pay LUCENT TECHNOLOGIES, or order, Four Million Five Hundred Seventy Thousand Five Hundred Fifty-One and 27/100 DOLLARS payable in installments at the time or times stated in the SCHEDULE OF PAYMENTS hereon, at: P. O. Box 18099B, St. Louis, MO 63160 or at the office of the legal holder of this note, with interest at the rate of 9.75 percent per annum, after date, payable monthly on the principal and collection charges.

            If any installment of this note is not paid at the time and place specific herein, the entire amount unpaid shall be due and payable forthwith at the election of the holder of this note, without any notice whatever.

            The acceptance of any installment hereof by the payee after the time when it becomes due as herein set forth shall not be held to establish a custom, or waive any rights of the payee to enforce payment of any installment herein.

            And to secure the payment of said amount the makers and endorsers hereon do hereby authorize, irrevocably any attorney of any Court of Record to appear for the undersigned in such court in term time or vacation at any time after maturity, and confess a judgment without process in favor of the holder of this note, for such amount as may appear to be unpaid thereon, together with costs and 20% attorney fees, and to waive and release all errors which may intervene in any such proceedings and consent to immediate execution upon such judgment, hereby ratifying and confirming all that my said attorney may do by virtue hereof, and the endorsers hereon for value received do further guarantee payment of this note at maturity or at any time thereafter waiving presentment, demand, protest and notice of non-payment.

Cerplex Group, Inc.                                                  Tustin, CA
COMPANY NAME                                                       CITY & STATE



_____________________________________________________
Bruce Nye, Vice President/Chief Financial Officer
(Seal)
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                              SCHEDULE OF PAYMENTS

                                                           Total
                                                        Installment
DATE DUE         Principal          Interest                Due

06/28/96         $        0.00      $141,849.89      $  141,849.89

07/15/96         $        0.00      $ 17,160.49      $   17,160.49

08/15/96         $        0.00      $ 34,320.98      $   34,320.98

09/15/96         $4,570,551.27      $ 34,320.98      $4,604,872.25




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